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As filed with the Securities and Exchange Commission on May 10, 2002

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FARGO ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1959505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6533 Flying Cloud Drive
Eden Prairie, MN 55344
(952) 941-9470
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gary R. Holland
Chief Executive Officer
FARGO ELECTRONICS, INC.
6533 Flying Cloud Drive
Eden Prairie, MN 55344
(952) 941-9470
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce A. Machmeier, Esq.
Raymond L. Veldman, Esq.
Oppenheimer Wolff & Donnelly LLP
Plaza VII, Suite 3300, 45 South Seventh Street
Minneapolis, Minnesota 55402
(612) 607-7000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)

Common Stock, par value $.01 per share	7,437,500	$9.825	$73,073,438	$6,723

(1)
Each share of Common Stock includes one Series C Preferred Stock purchase right pursuant to the terms of the Registrant's Stockholder Rights Agreement dated February 9, 2000.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of our common stock reported by the Nasdaq National Market on May 7, 2002.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and is subject to change. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 10, 2002

PROSPECTUS

7,437,500 Shares

Common Stock

        We may offer and sell from time to time up to 2,000,000 shares of our common stock. The selling stockholders named in this prospectus, or in a supplement to this prospectus, may offer and sell from time to time up to 5,437,500 shares of our common stock. See "Selling Stockholders" and "Plan of Distribution" for information about the sale of our common stock by selling stockholders. We will not offer or sell any shares of common stock under this prospectus unless accompanied by a prospectus supplement.

        We and any selling stockholders may offer the common stock in amounts, at prices and on terms determined at the time of the offering. We may sell these shares to or through underwriters and also to other purchasers or through agents. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." Although we will incur expenses in connection with the registration of the common stock, we will not receive any proceeds from the sale of the shares offered by any selling stockholders.

        We will provide a supplement to this prospectus before we or any selling stockholders sell any common stock under this prospectus. Any prospectus supplement will inform you about the specific terms of an offering by us or any selling stockholders, will list the names of any underwriters or agents, and may also add, update or change information contained in this document. This prospectus may not be used to offer and sell shares of our common stock unless it is accompanied by a prospectus supplement.

        Our common stock is listed on the Nasdaq National Market and trades under the symbol "FRGO." On May 7, 2002, the closing price of a share of our common stock on the Nasdaq National Market was $9.70.

        The securities offered involve a high degree of risk, which we describe in our Annual Report on Form 10-K for the year ended December 31, 2001 and other documents that we subsequently file with the Securities and Exchange Commission, and which we will describe in supplements to this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2002.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf registration process, we may offer and sell in this prospectus, in one or more offerings from time to time, up to 2,000,000 shares of our common stock. The selling stockholders named in this prospectus or in a prospectus supplement may also offer and sell from time to time up to 5,437,500 shares of our common stock. Each time we or a selling stockholder use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus, any prospectus supplement and the documents incorporated by reference in the prospectus, which are described under the heading "Documents Incorporated By Reference Into This Prospectus."

        You should rely only on the information contained in this prospectus and the applicable prospectus supplement. Neither we nor any selling stockholder have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling stockholder are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless the context otherwise requires, the terms "we," "our," "us," "the company," and "Fargo" refer to Fargo Electronics, Inc., a Delaware corporation.

THE COMPANY

        Fargo is a developer, manufacturer and supplier of desktop systems that personalize plastic identification cards by printing images and text onto the card. We also sell the consumable supplies, such as ink ribbons, printheads and blank cards that are used with our systems. We believe that we have built a reputation for technological leadership in our industry by applying our engineering expertise and knowledge of printing and data encoding to incorporate state-of-the-art technologies into our card personalization systems. The ability to customize cards using advanced technologies, coupled with the convenience of desktop systems, has created a market focused on the on-site production of high quality, tamper-resistant, personalized identification cards that can be created quickly and economically. Our customers use our systems to create personalized cards for a wide variety of applications in various industries, including:

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  corporate security and access;

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  student identification and access;

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  driver's licenses, government and military identification;

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  transportation;

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  recreation and gaming;

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  retail loyalty and discount cards; and

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  membership cards and passes.

        The address of our principal executive offices is 6533 Flying Cloud Drive, Eden Prairie, Minnesota, 55344, and our telephone number (952) 941-9470.

ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "anticipate," "believe," "estimate," "will," "may," "future," "plan," "intend" and "expect" and similar expressions generally identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Actual results may differ materially due to a number of factors. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in our Annual Report on Form 10-K for the year ended December 31, 2001 under the heading "Cautionary Statement Regarding Future Results, Forward-Looking Information and Certain Important Factors" and may be set forth in other documents that we subsequently incorporate by reference into this prospectus. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

RISK FACTORS

        Prior to making an investment decision with respect to the common stock that we or any selling stockholder may offer, prospective investors should carefully consider the specific factors set forth under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, in light of their particular investment objectives and financial circumstances.

USE OF PROCEEDS

        We will use the net proceeds from the sale of common stock that we may offer with this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include repayment of debt, capital expenditures, possible acquisitions, investments, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily or use them to repay short-term debt until we use them for their stated purpose.

        We will not receive any of the proceeds from sales of common stock by any selling stockholder. Pursuant to an agreement with the selling stockholders, we have agreed to pay all expenses of effecting the registration of shares of common stock offered by any selling stockholder, including reasonable fees and disbursements of one counsel for the selling stockholders. We will not pay any underwriting discounts and commissions, fees and disbursements of any additional counsel for any selling stockholder, or transfer taxes attributable to the sale of the offered shares, which will be paid by any selling stockholder.

DIVIDEND POLICY

        Since our initial public offering of common stock in February 2000, we have not declared or paid any cash dividends on our common stock or other securities and we do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain our earnings, if any, for future growth. Future dividends on our common stock or other securities, if any, will be at the discretion of our board of directors and will depend on, among other things, our operations, capital requirements and surplus, general financial condition, contractual restrictions and such other factors as our board of directors may deem relevant. In addition, our ability to declare and pay dividends is restricted by the terms of our credit facility.

SELLING STOCKHOLDERS

        Under this prospectus, the selling stockholders named below may offer and sell, from time to time, up to an aggregate of 4,687,500 shares of our common stock. An additional 750,000 shares of our common stock may also be sold by means of this prospectus and a supplement to this prospectus by other selling stockholders, who have not been determined as of the date of this prospectus. Information identifying any additional selling stockholder and disclosing information concerning the selling stockholder and the amount of common stock to be sold as may then be required by the Securities Act of 1933, as amended, and the rules of the SEC will be set forth in a supplement to this prospectus.

        All of the selling stockholders named below acquired their shares of our common stock being offered under this prospectus directly from us in a private transaction in February 1998. The following table sets forth information known to Fargo with respect to the beneficial ownership of Fargo common stock by the selling stockholders as of May 1, 2002. The percentage of beneficial ownership for the following table is based on 11,795,953 shares of common stock outstanding as of May 1, 2002.

        The selling stockholders may sell all or some of the shares of common stock they are offering, and may sell shares of our common stock otherwise than pursuant to this prospectus. In addition, the selling stockholders may acquire additional shares of our common stock. The table below assumes that the selling stockholders sell all of the shares offered by them in offerings pursuant to this prospectus, and neither dispose of nor acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

	Shares beneficially owned before the offering			Shares beneficially owned after the offering
Name of beneficial owner			Shares being offered
	Number	Percentage		Number	Percentage
TA/Advent VIII L.P.	2,304,687	19.54%	2,304,687	0	0%
Advent Atlantic and Pacific III L.P.	727,345	6.17%	727,345	0	0%
TA Executives Fund LLC	46,875	0.40%	46,875	0	0%
TA Investors LLC	46,093	0.39%	46,093	0	0%
St. Paul Venture Capital IV, LLC	1,519,530	12.88%	1,519,530	0	0%
St. Paul Venture Capital Affiliates Fund I, LLC	42,970	0.36%	42,970	0	0%

        TA/Advent VIII L.P., Advent Atlantic and Pacific III L.P., TA Executives Fund LLC and TA Investors LLC are part of an affiliated group of investment partnerships and limited liability companies. The general partner of TA/Advent VIII L.P. is TA Associates VIII LLC. The general partner of Advent Atlantic and Pacific III L.P. is TA Associates AAP III Partners L.P. TA Associates, Inc. is the manager and general partner of each of TA Associates VIII LLC and TA Associates AAP III Partners L.P. TA Associates, Inc. is also the manager of each of TA Executives Fund LLC and TA Investors LLC. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares deemed to be beneficially owned by the named investment partnerships and limited liability companies. With the exception of those shares held by TA Investors LLC, individually, no stockholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Principals and employees of TA Associates, Inc. (including Michael C. Child, a director of Fargo) comprise the general partners of TA Investors LLC. In such capacity, Mr. Child may be deemed to share voting and investment power with respect to the 46,093 shares that may be deemed beneficially owned by TA Investors LLC. Mr. Child disclaims beneficial ownership of all shares, except as to 1,349 shares held by TA Investors LLC, in which he holds a pecuniary interest. This information is based on a Schedule 13G filed with the SEC on February 14, 2001.

        St. Paul Venture Capital, Inc. is the manager of St. Paul Venture Capital IV, LLC and St. Paul Venture Capital Affiliates Fund I, LLC and exercises sole voting and investment power with respect to the shares held by these entities. The St. Paul Companies, Inc. owns a 77% interest in St. Paul Venture Capital, Inc., and St. Paul Fire and Marine Insurance Company, a wholly-owned subsidiary of The St. Paul Companies, Inc., owns 99% of the membership interests in St. Paul Venture Capital IV, LLC. Everett V. Cox, a director of Fargo, is a member of St. Paul Venture Capital IV, LLC and St. Paul Venture Capital Affiliates Fund I, LLC. This information is based on a Schedule 13G filed with the SEC on January 23, 2002.

PLAN OF DISTRIBUTION

        We and any selling stockholders may distribute the common stock from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the securities offered under that prospectus supplement.

        We and any selling stockholders may sell common stock directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The prospectus supplement for the shares of common stock that we sell will describe that offering, including:

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  the identity of any underwriters, dealers or agents who purchase securities, as required;

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  the number of shares sold, the public offering price and consideration paid, and the proceeds we and any selling stockholders will receive from that sale;

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  the place and time of delivery for the shares being sold;

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  whether or not the shares will trade on any securities exchanges or the Nasdaq Stock Market;

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  the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents, any other items constituting underwriters' compensation, and any discounts or concessions allowed or reallowed or paid to dealers;

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  the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

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  any other material terms of the distribution of securities.

Use of Underwriters, Agents and Dealers

        We and any selling stockholders may offer the shares of common stock to the public through one or more underwriting syndicates represented by one or more managing underwriters, or through one or more underwriters without a syndicate. If underwriters are used in the sale, we and, if applicable, any selling stockholders, will execute an underwriting agreement with those underwriters relating to the securities offered and will name the underwriters and describe the terms of the transaction in the prospectus supplement. The shares subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them, or their donees, pledgees, or transferees, from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Subject to conditions specified in the underwriting agreement, underwriters will be obligated to purchase all of the shares if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

        We and any selling stockholders may authorize underwriters to solicit offers by institutions to purchase the shares of common stock subject to the underwriting agreement at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we or any selling stockholders sell securities under delayed delivery contracts, the prospectus supplement will state that, as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

        Underwriters may sell these securities to or through dealers. Alternatively, we and any selling stockholders may sell the shares of common stock in this offering directly to one or more dealers, who would act as a principal or principals. Dealers may then resell such shares to the public at varying prices to be determined by the dealers at the time of the resale.

        We and any selling stockholders may also sell any of the securities offered with this prospectus through other agents designated by us from time to time. We will identify any agent involved in the offer or sale of these securities who may be deemed to be an underwriter under the federal securities laws, and describe any commissions or discounts payable by us to these agents, in the prospectus supplement. Any such agents will be obligated to purchase all of these securities if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

        In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. These discounts, concessions or commissions may be changed from time to time. Underwriters, dealers and/or agents may engage in transactions with us, or perform services for us, in the ordinary course of business, and may receive compensation in connection with those arrangements. We will disclose any material arrangements in the applicable prospectus supplement.

        The underwriters, dealers, agents or purchasers that participate in the distribution of the shares of common stock may be deemed to be underwriters under the Securities Act. Broker-dealers or other persons acting on behalf of parties that participate in the distribution of the shares may also be deemed to be underwriters. Any discounts or commissions received by them and any profit on the resale of the shares received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the shares, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the common stock and the ability of any person to engage in market-making activities with respect to the common stock.

Indemnification and Contribution

        We may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplements, the validity of the securities offered by this prospectus will be passed upon for us by our legal counsel Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in the documents we file later with the SEC will automatically update and supersede the information contained or incorporated by reference in this prospectus. Accordingly, we incorporate by reference the documents listed below and any future filings we will make with the SEC under the Exchange Act:

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  Our Annual Report on Form 10-K for the year ended December 31, 2001; and

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  The descriptions of our common stock and Series C preferred stock purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on January 20, 2000, which incorporates by reference a description of our common stock and Series C preferred stock purchase rights from our Registration Statement on Form S-1 (File No. 333-90937, as filed on November 15, 1999), and including any amendments or reports filed for the purpose of updating this description.

        All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering will be deemed to be incorporated by reference into this prospectus from the date of filing of such documents. These documents are or will be available for inspection or copying at the locations identified below under the caption "Where You Can Find More Information."

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) but not delivered with this prospectus. You should direct requests for documents to:

                Investor Relations
                Fargo Electronics, Inc.
                6533 Flying Cloud Drive
                Eden Prairie, MN 55344
                (952) 941-9470

WHERE YOU CAN FIND MORE INFORMATION

        We are currently subject to the informational requirements of the Exchange Act. As a result, we are required to file periodic reports and other information with the SEC, such as annual, quarterly and current reports and proxy statements. You may inspect and copy the reports, proxy statements and other documents we file with the SEC, at prescribed rates, at the following public reference facilities the SEC maintains:

Judiciary Plaza 450 Fifth Street, N.W. Washington, D.C. 20549	Citicorp Center 500 West Madison Street, Suite 1400 Chicago, Illinois 60621

        You may obtain information regarding the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings are available to the public free of charge at the SEC's website at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement, and all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The aggregate estimated expenses (except the SEC registration fee, which is an actual expense) to be paid by the registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee	$6,723
Accounting fees and expenses	12,000
Legal fees and expenses	40,000
Miscellaneous	6,277

Total	$65,000

Item 15. Indemnification of Directors and Officers.

        Delaware law and Fargo's certificate of incorporation provide that Fargo shall, under certain circumstances and subject to certain limitations, indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation.

        Fargo has also entered into indemnification agreements with all of the directors and executive officers of the company whereby Fargo has agreed to indemnify and hold harmless the directors and executive officers from and against any claims, liability, damages or expenses incurred by them in or arising out of their status, capacities and activities with respect to Fargo to the maximum extent permitted by Delaware law. Fargo believes that these agreements are necessary to attract and retain qualified persons as directors and executive officers.

        Fargo also maintains a directors and officers insurance policy pursuant to which directors and officers of the company are insured against liability for certain actions in their capacity as directors and officers.

Item 16. Exhibits

        A list of exhibits filed with the registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

        (a)  The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eden Prairie, State of Minnesota.

FARGO ELECTRONICS, INC.
By	/s/ GARY R. HOLLAND Gary R. Holland Chairman of the Board of Directors, President and Chief Executive Officer

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Gary R. Holland and Jeffrey D. Upin, and either of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 10, 2002 by the following persons in the capacities indicated.

Signature	Title
/s/ GARY R. HOLLAND Gary R. Holland	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
/s/ PAUL W.B. STEPHENSON Paul W.B. Stephenson	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL C. CHILD Michael C. Child	Director
/s/ EVERETT V. COX Everett V. Cox	Director

/s/ WILLIAM H. GIBBS William H. Gibbs	Director
/s/ KENT O. LILLEMOE Kent O. Lillemoe	Director
/s/ ELAINE A. PULLEN Elaine A. Pullen	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
4.1	Stockholder Rights Agreement (incorporated by reference to Exhibit 4.1 to Fargo's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 90937)).
5.1*	Opinion and Consent of Oppenheimer Wolff & Donnelly LLP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Oppenheimer Wolff & Donnelly LLP (see Exhibit 5.1)
24.1*	Power of Attorney (included on page II-3 of this Registration Statement).

*
Filed herewith.

**
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this Registration Statement.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
THE COMPANY
ABOUT FORWARD-LOOKING STATEMENTS
RISK FACTORS
USE OF PROCEEDS
DIVIDEND POLICY
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWERS OF ATTORNEY
EXHIBIT INDEX